                                                                    EXHIBIT 3.26

                             ARTICLES OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                           FAIRVIEW REAL ESTATE, INC.

                      UNDER SECTION 607.187 OF THE FLORIDA
                            GENERAL CORPORATION ACT

     The undersigned, being the Vice President and Assistant Secretary of Fairview Real Estate, Inc., a Florida corporation, for the purpose of amending the Articles of Incorporation, do hereby certify:

          FIRST: That the name of the corporation is

                           FAIRVIEW REAL ESTATE, INC.

          SECOND: That Article 1 of the corporation's Articles of Incorporation, which Article states: "The name of the corporation (hereinafter the "Corporation") is Fairview Real Estate, Inc.", has been amended so as to read, in full, as follows:

             The name of the corporation (hereinafter the "Corporation") is:

                              SOM Publishing, Inc.

          THIRD: That the foregoing amendment was duly adopted by unanimous consent of the sole Shareholder of the Corporation on the 9th day of August, 1991.

     IN WITNESS WHEREOF, we have hereunto set our hands this 9th day of August, 1991.

                                          SOM Publishing, Inc.

                                          by: /s/
                                            ------------------------------------
                                                 Vice President

                                          /s/ LINDA FARLEY
                                          --------------------------------------
                                          Assistant Secretary

STATE OF FLORIDA           )
COUNTY OF PALM BEACH   )               ss.:

     Before me, the undersigned authority, personally appeared Maynard Kabinowitz/Linda Farley, to me known and known to me to be V.P. & Asst. Sec'y of SOM Publishing Inc., a Florida corporation, and one of the officers who executed the foregoing Articles of Amendment on behalf of said corporation for the purposes expressed therein.

     Witness my hand and official seal this 13th day of August, 1991.

                                          /s/
                                          --------------------------------------
                                          (Notary Public)

(Notarial Seal)

                          ARTICLES OF AMENDMENT OF THE

                          ARTICLES OF INCORPORATION OF

                             THE MEDIUM CORPORATION

                            UNDER SECTION 607.187 OF
                      THE FLORIDA GENERAL CORPORATION ACT

     We, the undersigned, the President and the Secretary of The Medium Corporation, hereby certify as follows:

          1. The name of the Corporation is The Medium Corporation.

          2. The Certificate of Incorporation was filed by the Secretary of State of Florida on December 31, 1970.

          3. The Articles of Incorporation are hereby amended by deleting Article FIRST and substituting therefor the following new Article FIRST:

             FIRST: The name of the corporation (hereinafter the "Corporation") is Fairview Real Estate, Inc.

          4. The Amendment of the Articles of Incorporation was authorized by a unanimous written consent signed by the holder of all the issued and outstanding shares of the Corporation, which unanimous written consent set forth the Amendment of Article FIRST of the Articles of Incorporation.

     IN WITNESS WHEREOF, we have executed these Articles of Amendment on the 9 day of July, 1984.

                                          /s/ IAIN CALDER
                                          --------------------------------------
                                          Iain Calder, President

                                          /s/ GUY GALIARDO
                                          --------------------------------------
                                          Guy Galiardo, Secretary

STATE OF FLORIDA             D
COUNTY OF PALM BEACH      C            ss.:

     The forgoing instrument was acknowledged before me this 9(th) day of July, 1984 by Guy Galiardo, the Secretary of The Medium Corporation, a Florida corporation on behalf of the Corporation.

                                          /s/ DEANNA VALENTINE
                                          --------------------------------------
                                          Notary Public

(Notarial Seal)

                          CERTIFICATE OF INCORPORATION

     We, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation under the laws of the State of Florida, by and under the provisions of the Statutes of the State of Florida, providing for the formation, liability, rights, privileges and immunities of a corporation for profit.

                                   ARTICLE I

     The name of this corporation shall be:
                             THE MEDIUM CORPORATION

                                   ARTICLE II

                           GENERAL NATURE OF BUSINESS

     The general nature of the business and the objects and purposes proposed to be transacted and carried on are to do any and all of the things herein mentioned, as fully and to the same extent as natural persons might or could do, viz.:

          (a) To take, acquire, buy, hold, own, maintain, work, develop, construct, sell, convey, lease, mortgage, exchange, improve and otherwise deal in and dispose of real estate and real property, including apartments therein, both furnished and unfurnished, and all other kinds of property of whatsoever nature, whether real, personal or mixed, or any interests or rights therein without limits as to amounts; to buy, sell, assign, convey, and cancel liens upon personal property and real estate of every kind and nature whatsoever; to act as broker or agent for the purchase, sale, leasing and management of real estate, and the negotiating of loans; in behalf of others to purchase or otherwise acquire, and to sell, let, or otherwise dispose of and deal in, real and personal property of every description; to draw, accept, endorse, discount and deliver bills of exchange, promissory notes, bonds, debentures, and other negotiable instruments of whatsoever nature, secure the same by mortgage on its property or otherwise to issue on commission, subscribe for, take, acquire, hold, exchange and deal in shares, stocks, bonds, obligations or securities of any government or authority, individuals or corporations.

          (b) To carry on the business of a holding company and to purchase and acquire any mercantile or commercial business, trade or enterprise permitted by the Laws of the State of Florida, and to own, hold, operate, maintain, use, sell or otherwise dispose of the same. To enter into or engage in any such business, trade or enterprise.

          (c) To engage in the business of transporting persons and property for hire by motor vehicle, aircraft, watercraft, and other means of conveyance, as a common carrier or otherwise, and to acquire, own, operate, lease and dispose of like businesses.

          (d) Generally to make and perform contracts of any kind and description and for the purpose of attaining any of the objectives of the corporation; to do and perform any other act or thing, and to exercise any and all powers which a co-partnership or natural person could do and exercise, and which are now or hereinafter may be authorized by law, and generally to do and perform any and all things necessary or incident to the performing and carrying out of the powers hereinabove specifically delineated or implied.

                                  ARTICLE III

                                 CAPITAL STOCK

     The maximum number of shares of capital stock which may be issued by this corporation is Fifty Thousand (50,000) shares with $0.01 par value, all of which shall be common stock and shall be fully paid and non-assessable. All such stock shall be payable in cash, property, labor, or services at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose.

                                   ARTICLE IV

                 AMOUNT OF CAPITAL WITH WHICH TO BEGIN BUSINESS

     The amount of capital with which this corporation shall begin business is FIVE HUNDRED DOLLARS ($500.00) capital money paid in.

                                   ARTICLE V

     The Post Office address of the principal place of business of said corporation shall be 200 Flaglor Court Building, West Palm Beach, Palm Beach County, Florida, with the privilege of having branch offices at any other place within or without the State of Florida.

                                   ARTICLE VI

     The number of directors of this corporation shall be not less than three
(3) and not more than nine (9).

                                  ARTICLE VII

     This corporation shall have perpetual existence.

                                  ARTICLE VIII

     The names and Post Office addresses of the first Board of Directors of this corporation who shall hold office for the first year, or until their successors are elected, are:

         J.A. PLISCO, 624 Shore Road, North Palm Beach, Florida
         SHIRLEY POTTER, 425 - 29th Street, West Palm Beach, Florida MARJORIE D. SHEFFIELD, 812 - 35th Street, West Palm Beach, Florida

                                   ARTICLE IX

     The name and Post Office Address of each subscriber, and the number of shares of stock each agrees to take are:

NAME                                                  SHARES           ADDRESS
----                                                  ------           -------
J. A. PLISCO........................................  49,983   624 Shore Road
                                                               North Palm Beach,
                                                               Florida
SHIRLEY POTTER......................................       1   425 - 29th Street
                                                               West Palm Beach, Florida
MARJORIE D. SHEFFIELD...............................       1   812 - 35th Street
                                                               West Palm Beach, Florida

                                   ARTICLE X

     Stockholders of this corporation may enter into such stockholders' and trustees' agreements as they may see fit wherein and whereby such stockholders may limit their voting rights by virtue of such stockholders' and trustees' agreements.

     IN WITNESS of the foregoing, we have hereunto set our hands and seals and acknowledged to be filed in the Office of the Secretary of the State the foregoing Certificate of Incorporation, this 30th day of December, 1970.

                                          /s/ J. A. PLISCO                (SEAL)
                                          --------------------------------------
                                          J. A. Plisco

                                          /s/ SHIRLEY POTTER              (SEAL)
                                          --------------------------------------
                                          Shirley Potter

                                          /s/ MARJORIE S. SHEFFIELD       (SEAL)
                                          --------------------------------------
                                          Marjorie S. Sheffield

STATE OF FLORIDA           )
COUNTY OF PALM BEACH   )               ss:

     BEFORE ME, the undersigned authority, authorized to administer oaths and take acknowledgements, personally appeared J. A. PLISCO, SHIRLEY POTTER and MARJORIE D. SHEFFIELD, to us well known to be the persons who executed the foregoing Certificate of Incorporation, and they acknowledged before me that they signed the same for the purposes therein stated.

     WITNESS my hand and official seal at West Palm Beach, Palm Beach County, Florida, this 30th day of December, 1970.

                                          /s/ JUDITH A. DONNER
                                          --------------------------------------
                                          Notary Public, State of Florida at
                                          Large

                   (NOTARIAL SEAL)

                                        3